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                                                                  EXHIBIT 23.2




             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Florafax International, Inc. Nonemployee Directors' stock Option Plan of our report dated November 2, 1995, except for
Note 10 as to which the date is December 5, 1995, with respect to the consolidated financial statements and schedule of Florafax International, Inc. included in its Annual Report (Form 10-KSB) for the year ended August 31, 1995, filed with the Securities and Exchange Commission.


                                       Ernst & Young LLP


Miami, Florida
June 21, 1996